EXHIBIT 10.1

STOCK AND WARRANT PURCHASE AGREEMENT

This Stock and Warrant Purchase Agreement (this “Agreement”) is made as of the 4th day of March, 2013 by and among KannaLife Sciences Inc., a Delaware corporation (the “Company”), CannaVEST Corp., a Texas corporation (“CannaVEST”), Medical Marijuana, Inc., an Oregon corporation (“MJNA”), and for purposes of Section 1.1(d) only, each of Dean Petkanas and Thoma Kikis (each a “Founder” and collectively the “Founders”) Each of CannaVEST and MJNA shall individually be a “Purchaser”, and collectively the “Purchasers” for purposes of this Agreement.

The parties hereby agree as follows:

1.             Purchase and Sale of Stock and Warrants.

1.1           Sale and Issuance of Stock and Warrants.

(a)                The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”).

(b)               Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Initial Closing (as defined below), and the Company agrees to sell and issue to each Purchaser at the Initial Closing, that number of shares of Series A Preferred Stock of the Company (“Preferred Stock”) and that number of shares of Common Stock of the Company (“Common Stock”) set forth opposite such Purchaser’s name under the Initial Closing on Exhibit A-1, at a purchase price of $0.040 per share of Preferred Stock and $0.040 per share of Common Stock (as set forth on Exhibit A-1). Such purchase price shall be paid by CannaVEST in cash, and by MJNA in shares of common stock of MJNA, which shall be valued at $0.40 per share for purposes of this Agreement.

(c)                Subject to the terms and conditions of this Agreement, upon written notice by CannaVEST in accordance with Section 1.2(b), the Company agrees to sell and issue to CannaVEST at each Subsequent Closing (as defined below), that number of shares of Preferred Stock and that number of shares of Common Stock set forth opposite CannaVEST’s name under each Subsequent Closing on Exhibit A-2, at a purchase price of $0.040 per share of Preferred Stock and $0.040 per share of Common Stock (as set forth on Exhibit A-2). The shares of Preferred Stock and Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.” Such purchase price shall be paid by CannaVEST in cash.

(d)               Subject to the terms and conditions of this Agreement, at the Initial Closing, the Company will issue to MJNA and CannaVEST warrants in the form attached hereto as Exhibits C-1, C-2, C-3, and C-4 (collectively, the “Warrants”). The Warrants and the Shares shall collectively be referred to as the “Securities.”

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(e)                At each Closing, each of the Founders shall convert into Common Stock the number of shares of Preferred Stock held by such Founder as set forth on Exhibit A-1 (with respect to the Initial Closing) and Exhibit A-2 (with respect to the Subsequent Closings).

1.2           Closing; Delivery.

(a)                The purchase and sale of the Shares shall occur in up to four closings (the Initial Closing (as defined below), Second Closing, Third Closing, and Fourth Closing respectively, each of which is a “Closing,” and together, the “Closings”). The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 11:00 a.m., on March 4, 2013, or at such other time and place as the Company and the Purchasers participating in such Closing mutually agree upon, orally or in writing (which time and place are designated as the Initial Closing”). The Second Closing, Third Closing, and Fourth Closing shall each be a “Subsequent Closing”, and, together, the “Subsequent Closings”.

(b)               Each Subsequent Closing shall occur, if at all in the sole discretion of CannaVEST, on or before April 1, 2013 (the Second Closing), July 1 (the Third Closing) and October 1, 2013 (the Fourth Closing), upon prior written notice thereof delivered by CannaVEST to the Company (the “Subsequent Closing Notice”). After receipt of the Subsequent Closing Notice, subject to the conditions set forth in this Agreement, the Company and CannaVEST shall use commercially reasonable efforts to take such actions as are required to consummate the Second Closing, Third Closing, or Fourth Closing as applicable, by the date(s) set forth above for the applicable Subsequent Closing.

(c)                At each Closing, the Company shall deliver to each Purchaser (as applicable) a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company, or, in the case of MJNA, by the issuance of shares of common stock of MJNA.

1.3           Use of Proceeds. In accordance with the directions of the Board of Directors, the Company will use the proceeds from the sale of the Shares as set forth on Exhibit D hereto.

1.4           Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Board of Directors” means the Company’s Board of Directors.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Indemnification Agreement” means the agreement between the Company and the director designated by the Purchaser pursuant to the Voting Agreement, dated as of the date of the Closing, in the form of Exhibit E attached to this Agreement.

“Investors’ Rights Agreement” means the agreement among the Company and the Purchaser and certain other stockholders of the Company dated as of the date of the Closing, in the form of Exhibit F attached to this Agreement.

“Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of the following: Dean Petkanas, Mark Corrao and Thoma Kikis.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchaser, and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit G attached to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Founder Agreements, the Right of First Refusal and Co-Sale Agreement, and the Voting Agreement.

“Voting Agreement” means the agreement among the Company, the Purchaser and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit H attached to this Agreement.

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2.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1           Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2           Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(a)                180,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of which 42,480,000 are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock and no shares of Preferred Stock in its treasury.

(b)               20,000,000 shares of Preferred Stock, all of which have been designated Series A Preferred Stock, 12,250,000 of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the general corporation law of the jurisdiction of the Company’s incorporation.

(c)                The Company, by and through resolution of its Board of Directors, has reserved up to 1,310,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company, with such reserve not made pursuant to any plan duly adopted by the Board of Directors and approved by the Company stockholders. Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase no shares have been granted or are currently outstanding, and 1,310,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants.

(d)               Exhibit I sets forth the capitalization of the Company immediately prior to the Initial Closing including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) stock options and/or grants not yet issued but reserved for issuance; and (iii) issued and outstanding Preferred Stock. Except for (A) the conversion privileges of the Preferred Stock, (B) the Warrants, (C) the rights provided in Section 4.1 of the Investors’ Rights Agreement, and (D) and the securities and rights described in Exhibit I, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. As soon as practicable after the Initial Closing, but in any event no later than ten (10) days after the Initial Closing, the Company will obtain written agreements from all stockholders of the Company so that all outstanding shares of the Company’s Common Stock are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

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(e)                None of the Company’s stock purchase agreements contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events.

2.3           Subsidiaries. Except for KannaPak, LLC, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4           Authorization. All corporate action required to be taken by the Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Securities at the Closings, the Common Stock issuable upon conversion of the Preferred Stock to be issued at the Closings, the shares of Common Stock and Preferred Stock issuable upon exercise of the Warrants, and the shares of Common Stock issuable upon conversion of any such shares of Preferred Stock, has been taken or will be taken prior to the Initial Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Initial Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement and the Indemnification Agreements may be limited by applicable federal or state securities laws.

2.5           Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the shares of capital stock issuable upon exercise of the Warrants, when so exercised pursuant to the terms of the Warrants will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements or Warrants, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6

(ii) below, the Securities will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Preferred Stock to be issued at the Closings, the shares of Common Stock and Preferred Stock issuable upon exercise of the Warrants, and the shares of Common Stock issuable upon conversion of any such shares of Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Common Stock issuable upon conversion of the Preferred Stock to be issued at the Closings, the shares of Common Stock and Preferred Stock issuable upon exercise of the Warrants, and the shares of Common Stock issuable upon conversion of any such shares of Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

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2.6           Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7             Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their association with the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8           Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge after reasonable inquiry and investigation, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. Each employee, consultant and owner of the Company’s has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

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2.9             Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (a) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (b) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10           Agreements; Actions.

(a)                Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)               The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $60,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)                The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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2.11          Certain Transactions.

(a)                Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock approved in the written minutes of the Board of Directors (previously provided to the Purchaser or its counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees.

(b)               The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing.

2.12          Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13          Absence of Liens. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.14          Employee Matters.

(a)                No employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

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(b)               The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors, and the Company has no arrangement for the payment of any deferred compensation.

(c)                To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company.

(d)               To the Company’s knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.15          Confidential Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation thereof.

2.16          Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.17          Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

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2.18          Disclosure. The Company has made available to each Purchaser all the information reasonably available to the Company that such Purchaser has requested for deciding whether to acquire the Securities. No representation or warranty of the Company contained in this Agreement and no certificate furnished or to be furnished to the Purchasers at the Initial Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.             Representations and Warranties of the Purchaser. The Purchasers hereby represent and warrant to the Company, severally and not jointly, that:

3.1          Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.3          Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

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3.4          Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or any securities issued upon exercise or conversion thereof, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5          No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6          Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a)                “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)               Any legend set forth in, or required by, the other Transaction Agreements.

(c)                Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities or securities issued upon exercise or conversion thereof represented by the certificate so legended.

3.7          Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8          No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

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3.9          Exculpation. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.10        Residence. The principal place of business of the Purchaser is identified in the address set forth below its signature to this Agreement.

4.             Conditions to the Purchaser’s Obligations at Each Closing.

4.1          Initial Closing. The obligations of the Purchasers to purchase the Securities at the Initial Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived

(a)                Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

(b)                Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c)                Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.2(a) and 4.2(b) have been fulfilled.

(d)                Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

(e)                Board of Directors. As of the Closing, the authorized size of the Board shall be five (5), and the Board shall be comprised of Michael Mona, Jr., Stuart Titus, Dean Petkanas, Thoma Kikis, and one (1) vacancy.

(f)                Indemnification Agreement. The Company and each director designated by a Purchaser shall have executed and delivered the Indemnification Agreement.

(g)                Investors’ Rights Agreement. The Company, the Purchasers and the other stockholders of the Company named as parties thereto shall have executed and delivered the Investors’ Rights Agreement.

(h)                Right of First Refusal and Co-Sale Agreement. The Company, the Purchasers, and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

(i)                Voting Agreement. The Company, the Purchasers, and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

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(j)                Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of the State of Delaware on or prior to such Closing, which shall continue to be in full force and effect as of the Closing.

(k)                Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (a) the Bylaws of the Company, (b) resolutions of the Board of Directors approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (c) resolutions of the stockholders of the Company approving the Restated Certificate.

(l)                Accrued Compensation. Dean Petkanas shall have waived by written confirmation to the Board of Directors all accrued compensation due from the Company, and released all claims thereto.

(m)                Conversion of Preferred Stock. Concurrently with the Initial Closing and pursuant to Section 1.1(e), each Founder shall convert the number of shares of Preferred Stock held by him as set forth on Exhibit A-1, in the manner required pursuant to Article IV, Section 5(d) of the Restated Certificate.

(n)                Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers (or their counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.2          Subsequent Closing. The obligation of the Purchasers to purchase Shares in a Subsequent Closing are subject to the fulfillment, on or before such Closing, of the following conditions, unless otherwise waived:

(a)                No Material Adverse Effect. No Material Adverse Effect shall have occurred.

(b)               Notice. A Subsequent Closing Notice shall have been delivered pursuant to Section 1.2(b).

(c)                Compliance Certificate. The President or Chief Executive Officer of the Company shall deliver to the Purchasers purchasing Shares at such Closing a certificate certifying that the conditions specified in Sections 4.3(a)

and 4.2(b) have been fulfilled.

(d)               Conversion of Preferred Stock. Concurrently with each Subsequent Closing and pursuant to Section 1.1(e), each Founder shall convert the number of shares of Preferred Stock held by him as set forth on Exhibit A-2, in the manner required pursuant to Article IV, Section 5(d) of the Restated Certificate.

5.             Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Securities to the Purchasers at each Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

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5.1          Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2          Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

5.4          Investors’ Rights Agreement. The Purchasers shall have executed and delivered the Investors’ Rights Agreement.

5.5          Right of First Refusal and Co-Sale Agreement. The Purchasers and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

5.6          Voting Agreement. The Purchasers and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

6.             Miscellaneous.

6.1          Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.4          Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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6.6          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.

6.7          No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company and any other Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8          Fees and Expenses. At the Initial Closing, the Company shall pay the reasonable legal fees and expenses of the Purchasers in connection with the transactions contemplated by this Agreement, in an amount not to exceed $22,500.

6.9          Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10        Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.11          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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6.12          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13          Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

KANNALIFE SCIENCES INC.

By: /s/ Dean Petkanas
Name: Dean Petkanas
Its: Chief Executive Officer

Address:	363 West Hills Road
West Hills, NY 11743

PURCHASERS:

CannaVEST Corp.

By: /s/ Michael Mona, Jr.

Name: Michael Mona, Jr.
Its: Chief Executive Officer

Address:	4660 La Jolla Village Drive, #500
San Diego, CA 92122

MEDICAL MARIJUANA, INC.

By: /s/ Michelle Sides

Name: Michelle Sides
Its: Chief Executive Officer

Address:	2665 Ariane Drive, Suite 207
San Diego, CA 92117

SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT

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IN WITNESS WHEREOF, the parties have executed this Stock and Warrant Purchase Agreement as of the date first written above.

FOUNDERS:

/s/ Dean Petkanas

Dean Petkanas

/s/ Thoma Kikis

Thoma Kikis

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EXHIBIT A-1

SCHEDULE OF PURCHASERS – INITIAL CLOSING

Purchaser Name	Shares of Preferred Stock	Aggregate Purchase Price for Preferred Stock	Shares of Common Stock	Aggregate Purchase Price for Common Stock
CannaVEST Corp.	1,019,813	$40,958	5,205,000	$209,042
Medical Marijuana, Inc.	2,045,750	$81,963	10,434,000	$418,037
Total	3,065,563	$122,921	15,639,000	$627,079

Founder Name	Number of Shares of Preferred Stock to Convert
Dean Petkanas	2,329,828
Thoma Kikis	735,735
Total	3,065,563

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EXHIBIT A-2

SCHEDULE OF PURCHASERS – SUBSEQUENT CLOSINGS

SECOND CLOSING

Purchaser Name	Shares of Preferred Stock	Aggregate Purchase Price for Preferred Stock	Shares of Common Stock	Aggregate Purchase Price for Common Stock
CannaVEST Corp.	1,019,813	$40,958	5,205,000	$209,042

Total	1,019,813	$40,958	5,205,000	$209,042

Founder Name	Number of Shares of Preferred Stock to Convert
Dean Petkanas	775,058
Thoma Kikis	244,755
Total	1,019,813

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THIRD CLOSING

Purchaser Name	Shares of Preferred Stock	Aggregate Purchase Price for Preferred Stock	Shares of Common Stock	Aggregate Purchase Price for Common Stock
CannaVEST Corp.	1,019,813	$40,958	5,205,000	$209,042

Total	1,019,813	$40,958	5,205,000	$209,042

Founder Name	Number of Shares of Preferred Stock to Convert
Dean Petkanas	775,058
Thoma Kikis	244,755
Total	1,019,813

[OTHER EXHIBITS OMITTED]

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FOURTH CLOSING

Purchaser Name	Shares of Preferred Stock	Aggregate Purchase Price for Preferred Stock	Shares of Common Stock	Aggregate Purchase Price for Common Stock
CannaVEST Corp.	1,019,813	$40,958	5,205,000	$209,042

Total	1,019,813	$40,958	5,205,000	$209,042

Founder Name	Number of Shares of Preferred Stock to Convert
Dean Petkanas	775,058
Thoma Kikis	244,755
Total	1,019,813

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